EXHIBIT 10.11

ITLA CAPITAL CORPORATION
2005 RE-DESIGNATED, AMENDED AND RESTATED
EMPLOYEE STOCK INCENTIVE PLAN
(as amended as of February 1, 2006)

Section 1
Establishment, Purpose, and Effective Date of Plan

         1.1         Purpose. The purpose of the Employee Stock Incentive Plan ("Plan") is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by Participants, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Participants, upon whose judgment, interest, and special effort and successful conduct of its operations is largely dependent.

         1.2         Effective Date. The Plan was originally adopted on October 18, 1995 and amended effective July 31, 2001. This 2005 Re-Designated Amended and Restated Employee Stock Incentive Plan was approved by the Company's stockholders at the annual meeting of the Company's stockholders on July 27, 2005 (the "Effective Date"). This Plan shall be treated as a new plan for purposes of Section 422 of the Code, so that an Option granted hereunder on a date that is more than ten years after the original effective date of the Plan, and that is intended to qualify as an Incentive Stock Option under Section 422 of the Code, complies with the requirements of Code Section 422(b)(2) and the applicable regulations thereunder.

         1.3         Nonapplicability of Section 409A of the Code. No benefit provided under this Plan is intended to constitute deferred compensation, within the meaning of Section 409A (as herein defined). Accordingly, the Plan shall be administered and interpreted consistent with this intent, with respect to any benefits provided hereunder after December 31, 2004, or any benefits provided hereunder prior to January 1, 2005 that are materially modified (within the meaning of Section 409A) after October 3, 2004.

Section 2
Definitions

         2.1         Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

         2.1.1         "Affiliate" means any corporation or limited liability company, a majority of the voting stock or membership interests of which is directly or indirectly owned by the Company, and any partnership or joint venture designated by the Committee in which any such corporation or limited liability company is a partner or joint venturer.

         2.1.2         "Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

         2.1.3         "Award" means any arrangement, security or benefit that, by its terms, involves the issuance of Stock or provides a benefit that derives its value from Stock granted under this Plan, including, without limitation, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.

         2.1.4         "Beneficiary" means the person or persons determined in accordance with Section 11.

         2.1.5         "Board" means the Board of Directors of the Company.

         2.1.6         "Code" means the Internal Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

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         2.1.7         "Committee" means the Compensation Committee of the Board or such other committee selected by the Board, comprised of at least two Directors, each of whom is a Non-Employee Director.

         2.1.8         "Company" means ITLA Capital Corporation, a Delaware corporation, or any successor thereto.

         2.1.9         "Consultant" means any individual, other than an Employee or Director, who renders services to the Company and who qualifies as a consultant under the general instructions to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, or any successor form.

         2.1.10         "Director" means any member of the Board.

         2.1.11          "Disability" means a condition of total and permanent disability whereby one is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as defined by Section 22(e) of the Code.

         2.1.12         "Employee" means any full-time or part-time employee of the Company or an Affiliate (including any officer or director who is also an employee) who was not hired for a specific job of limited duration, or for a position slotted for students.

         2.1.13         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.1.14         "Fair Market Value" means with respect to the Stock the closing sales price of the Stock, as reported on the Nasdaq Stock Market or, if not so reported, the closing sales price as reported by any other appropriate reporting system of general circulation, on the date for which the value is to be determined, or if there is no closing sales price on such date, then on the last day for which transactions in Stock were so reported prior to the date on which the value is to be determined.

         2.1.15         "Incentive Stock Option" means any Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         2.1.16         "Non-Employee Director" means a Director who qualifies as (i) a "Non-Employee Director" under Rule 16b-3 under the Exchange Act (or any successor provision) and (ii) an "Outside Director" under Section 162(m) of the Code (or any successor provision) and the regulations promulgated thereunder.

         2.1.17         "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

         2.1.18         "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (i) an Incentive Stock Option, (ii) a Non-Qualified Stock Option, or (iii) any other type of option encompassed by the Code.

         2.1.19         "Participant" means an Employee of the Company or one of its Affiliates, including an Employee who is a Director, or a Consultant, and who is selected by the Committee to receive an Award.

         2.1.20         "Performance Period," stated with reference to Performance Shares or Performance Units, means the time period during which the performance goals must be met, as determined by the Committee.

         2.1.21         "Performance Share" means the right to receive payment equal to the value of a Performance Share as determined by the Committee.

         2.1.22         "Performance Unit" means the right to receive payment equal to the value of a Performance Unit as determined by the Committee.

         2.1.23         "Period of Restriction" means the period during which shares of Restricted Stock or Restricted Stock Units are subject to restrictions pursuant to Section 9 of the Plan.

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         2.1.24         "Related" means (i) in the case of an SAR, an SAR which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option and (ii) in the case of an Option, an Option with respect to which and to the extent an SAR or other right is exercisable, in whole or in part, in lieu thereof.

         2.1.25         "Restricted Stock" means shares of Stock granted to a Participant which are subject to a Period of Restriction under Section 9 of the Plan.

         2.1.26         "Restricted Stock Unit" means the right to receive a share of Stock, which right is subject to a Period of Restriction under Section 9 of the Plan.

         2.1.27         "Retirement" (including "Early Retirement" and "Normal Retirement") means termination of employment on or after such Employee's early, normal or late retirement date or age as applicable under the terms of the Company's 401(k) Plan.

         2.1.28         "Section 409A" means Section 409A of the Code and any regulations or guidance of general applicability thereunder

         2.1.29         "Stock" means the Common Stock, par value $.01 per share, of the Company.

         2.1.30         "Stock Appreciation Right" and "SAR" mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of the share of Stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

         2.2         Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3
Eligibility and Participation

         All Employees (including Employee-Directors, but excluding Directors who are not Employees) and Consultants are eligible to participate in the Plan and to receive Awards. The Committee shall select and determine, in its sole discretion, those Employees and Consultants who will participate in the Plan and the extent of their participation. Notwithstanding the foregoing, Consultants shall not be eligible to receive Incentive Stock Options.

Section 4
Administration

         4.1         Administration of the Plan. The Committee shall be responsible for the administration of the Plan. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award not to qualify for treatment as "performance based compensation" under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Affiliate, and/or to one or more agents.

         4.2         Powers of the Committee. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Committee shall have the authority, in its discretion, to determine the Participants to whom Awards shall be granted, the times when such Awards shall be granted, the number of Awards,

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the purchase price or exercise price, the period(s) during which such Awards shall be exercisable (whether in whole or in part), the restrictions applicable to Awards, and the other terms and provisions thereof (which need not be identical). The Committee shall have the authority to modify existing Awards, subject to Section 14.1.

          4.3         Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan, and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, Beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

Section 5
Stock Subject to Plan

         5.1         Number. Subject to increases and adjustments as provided in this Section 5, the maximum number of shares of Stock subject to Awards under the Plan may not exceed 1,561,000 (the "Limit"), provided that with respect to Awards of SARs, only the net number of shares issued to settle the SARs upon their exercise shall be counted against the Limit, and provided further that each share issued pursuant to Awards of SARs, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units shall be counted against the Limit as two (2) shares. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares, not reserved for any other purpose. The maximum aggregate number of shares of Stock with respect to which Options or SARs may be granted during any calendar year to any Employee is 1,561,000, subject to adjustment as provided in Section 5.4.

         5.2         Incentive Stock Options. The maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Options that are Incentive Stock Options granted under this Plan is 1,561,000, subject to adjustment as provided in Section 5.4.

         5.3         Lapsed Awards. Subject to the express provisions of the Plan, if and to the extent any Award granted under the Plan terminates, expires or lapses for any reason, any Stock subject to such Award again shall be Stock available for the grant of an Award. Shares of Stock used to pay the exercise price of an Option and shares of Stock used to satisfy tax withholding obligations are not available for future Awards under the Plan.

         5.4         Adjustment in Capitalization. In the event of any change in the outstanding shares of the Stock by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the Plan and subject to each outstanding Award, as well as the annual share limits for Award types set forth in Section 5 and the stated exercise price of or the basis upon which the Award is measured, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Any adjustment to an Incentive Stock Option shall be made consistent with the requirements of Section 424(b) of the Code. Notice of any adjustment shall be given by the Company to each Participant, and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

Section 6
Duration of Plan

         The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 14.1 hereof, until all Awards hereunder shall have expired or terminated or shall have been exercised or fully vested, and any Stock subject thereto shall have been purchased or acquired pursuant to the provisions thereof. Notwithstanding the foregoing, no Award may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

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Section 7
Stock Options

         7.1         Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant. To the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under this Plan and any other plans of the Company) exceeds $100,000, such Options shall not be deemed Incentive Stock Options. In determining which Options may be treated as Non-Qualified Options under the preceding sentence, Options will be taken into account in the order of their dates of grant. Nothing in this Section 7 shall be deemed to prevent the grant of Non-Qualified Stock Options in amounts which exceed the maximum established by Section 422 of the Code.

         7.2         Option Agreement. Each Option shall be evidenced by an Agreement that shall specify the type of Option granted, the Option exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

         7.3         Exercise Price. No Option shall be granted pursuant to the Plan at an exercise price that is less than the Fair Market Value of the Stock on the date the Option is granted, and no Option shall be granted to any person who owns Stock possessing more than 10% of the total combined voting power of the Stock at an exercise price which is less than 110% of the Fair Market Value on the date of the grant.

         7.4         Duration of Options. Each Option shall expire at such time or times as the Committee shall determine at the time it is granted; provided, however, that no Option shall be exercisable later than ten years from the date of its grant.

         7.5         Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that Options granted pursuant to the Plan shall not vest at a rate of less than 20% per year.

         7.6         Payment. The exercise price of any Option shall be paid in full either (i) in cash, (ii) in Stock valued at its Fair Market Value on the date of exercise, or (iii) by a combination of (i) and (ii). The Committee in its sole discretion may also permit payment of the exercise price upon exercise of any Option to be made by (i) having shares withheld from the total number of shares of Stock to be delivered upon exercise or (ii) delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. The proceeds from the exercise of Options shall be added to the general funds of the Company and shall be used for general corporate purposes.

         7.7         Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

         7.8         Early Termination of Options on Termination of Employment Due to Death, Disability, or Retirement. If a Participant holds any outstanding Option upon a termination of employment due to death, Disability or Retirement, such Option shall remain exercisable and shall continue to vest following such termination of employment in accordance with its terms until the earlier of (i) the expiration date of the term of the Option, or (ii) the last date on which such Option is exercisable as specified below, after which date such Option shall terminate.

                  7.8.1         Death or Disability. Unless the Committee provides otherwise in the terms of the Agreement evidencing the Option, if the termination of employment is due to the Participant's death or Disability,

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any outstanding Option then held by such Participant shall continue to be exercisable until one (1) year following the Participant's termination of employment.

                  7.8.2         Retirement. If the Participant's termination of employment is due to Retirement, any outstanding Option then held by such Participant shall continue to be exercisable (subject to Section 7.8.3 below) for six (6) months after such Participant's termination of employment.

                  7.8.3         Incentive Stock Option Limit. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after three (3) months following a termination of employment due to Retirement.

         7.9         Early Termination of Options on Termination of Employment Other than for Death, Disability, or Retirement. If a Participant holds any outstanding Option upon termination of employment due to a reason other than death, Disability or Retirement, such Option shall remain exercisable and shall continue to vest following such termination of employment until the earlier of (i) the expiration of the term of the Option, or (ii) the last date on which such Option is exercisable as specified below, after which date such Option shall terminate.

                  7.9.1         Resignation, Layoff and Other Events. If the Participant's termination of employment is due to any reason other than the Participant's death, Disability, Retirement or the action of the Company for cause, as determined (either before or after such event) by the Committee in its sole discretion, any outstanding Option then held by such Participant shall continue to be exercisable for three (3) months following such Participant's termination of employment.

                  7.9.2         Termination by the Company for Cause. If the Participant's employment is terminated by action of the Company for cause, as determined (either before or after such event) by the Committee in its sole discretion, any outstanding Option held by such Participant shall terminate immediately upon such Participant's termination of employment. Termination for cause is defined as termination for conduct that would be punishable as a felony if such conduct occurred outside the workplace, or conduct that could be damaging to either the Company's reputation or financial status. The Committee has the authority to make the final determination as to whether a termination is for cause for purposes of the Plan.

         7.10         Non-Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder, except that a Non-Qualified Stock Option may be transferred by gift to any member of the Participant's immediate family (defined as the Participant's spouse, children and grandchildren) if the Committee so specifies in the Agreement evidencing the Option. Further, all Incentive Stock Options granted to a Participant under the Plan shall be exercisable only by such Participant during his or her lifetime.

         7.11         No Repricing. Other than in connection with a change in the Company's capitalization (as described in Section 5.4), an Option may not be repriced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

Section 8
Stock Appreciation Rights

         8.1         Grant of Stock Appreciation Rights. Subject to the provisions of Sections 5 and 6, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. An Award of SARs shall be pursuant to an Agreement. An SAR may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the shares of Stock with respect to which the Related SAR was exercised. Upon the exercise or termination of a Related Option, any Related SAR shall terminate to the extent of the shares of Stock with respect to which the Related Option was exercised or terminated. SARs shall only be granted while the Stock is traded on the Nasdaq Stock Market or an established securities exchange.

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         8.2         Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a)	The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant (which price shall not be less than the Fair Market Value of the underlying Stock on the date the SAR is granted), by

(b)	The number of shares with respect to which the SAR is exercised.

         8.3         Form and Timing of Payment. Payment for SARs shall be made in Stock, as soon as reasonably practicable after the Participant's exercise of the SAR. Fractional share interests shall be rounded up to the nearest whole share.

         8.4         Term of SAR. The term of an SAR under the Plan shall not exceed ten years.

         8.5         Termination of Employment. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 7.8 and 7.9 herein.

         8.6         Non-Transferability of SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder except that an SAR that is not Related to an Incentive Stock Option may be transferred by gift to any member of the Participant's immediate family (defined as the Participant's spouse, children and grandchildren) if the Committee so specifies in the Agreement evidencing the SAR. Further, all SARs Related to Incentive Stock Options granted to a Participant shall be exercisable only by such Participant during his lifetime.

         8.7         No Repricing. Other than in connection with a change in the Company's capitalization (as described in Section 5.4), a Stock Appreciation Right may not be repriced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price). No repricing shall occur that would cause any SAR (whether currently outstanding or newly granted) to be subject to Section 409A.

Section 9
Restricted Stock and Restricted Stock Units

         9.1         Grant of Restricted Stock and Restricted Stock Units. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine. Each Award of Restricted Stock and Restricted Stock Units shall be pursuant to an Agreement.

         9.2         Restrictions of Transferability. Except as provided in Sections 9.6 and 9.7 hereof, or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, the shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and as specified in the Agreement evidencing the Award of Restricted Stock or Restricted Stock Units, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement evidencing the Award of Restricted Stock or Restricted Stock Units.

         9.3         Other Restrictions. The grant, issuance, retention, vesting and/or settlement of Restricted Stock and Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee, provided that Restricted Stock Units may not be settled later than the later of (a) the date that is 2 ½ months following the end of the Company's first taxable year in which the Restricted Stock Units have vested or (b) the date that is 2 ½ months following the end of the Participant's first taxable year in which the Restricted Stock Units have vested. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and vesting of Restricted Stock and Restricted Stock Units subject to continued

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employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; the Committee shall impose such other restrictions on any shares of Restricted Stock and Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities law, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For Restricted Stock and Restricted Stock Units granted on or after January 1, 2005, the restrictions placed on the ability to retain, or vest in, such Restricted Stock and Restricted Stock Units shall at least constitute a substantial risk of forfeiture under Section 83 of the Code.

         9.4         Voting Rights. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction. Participants shall have no voting rights with respect to shares of Stock underlying Restricted Stock Units unless and until such shares of Stock are reflected as issued and outstanding shares of Stock on the Company's stock ledger.

         9.5         Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee.

         9.6         Termination of Employment Due to Retirement. In the event that a Participant attains normal Retirement age under the Company's 401(k) Plan, the Period of Restriction applicable to the Restricted Stock or Restricted Stock Units pursuant to Subsection 9.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable or the shares underlying the Restricted Stock Units shall be delivered to the Participant, free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company because of Early Retirement under the Company's 401(k) Plan, any shares of Restricted Stock or Restricted Stock Units still subject to restrictions shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion may waive the restrictions remaining on any or all shares of Restricted Stock or Restricted Stock Units or add such new restrictions to those shares of Restricted Stock or Restricted Stock Units as it deems appropriate.

         9.7         Termination of Employment Due to Death or Disability. In the event a Participant terminates his employment with the Company because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock or Restricted Stock Units pursuant to Section 9.2 hereof shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the number of shares of Restricted Stock granted to such Participant or the number of shares underlying Restricted Stock Units granted to the Participant multiplied by the number of full months which have elapsed since the date of grant divided by the maximum number of full months of the Period of Restriction. All remaining shares of Restricted Stock or Restricted Stock Units still subject to restrictions shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion, may waive the restrictions remaining on any or all such remaining shares or Restricted Stock Units.

         9.8         Termination of Employment for Reasons Other than Death, Disability, or Retirement. In the event that a Participant terminates his employment with the Company for any reason other than those set forth in Sections 9.6 and 9.7 hereof during the Period of Restriction, then any shares of Restricted Stock or Restricted Stock Units still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company, the Committee in its sole discretion may waive the automatic forfeiture of any or all such shares of Restricted Stock or Restricted Stock Units and/or may add such new restrictions to such shares of Restricted Stock or Restricted Stock Units as it deems appropriate.

Section 10
Performance Shares and Performance Units

          10.1         Grant of Performance Shares and Performance Units. Subject to the provisions of Sections 5 and 6, Performance Shares and Performance Units shall be based on performance goals established by the

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Committee prior to the start of a Performance Period with respect to which such an Award is made. For Performance Shares or Performance Units made on or after January 1, 2005, the failure to satisfy the performance criteria applicable thereto must at least be considered a substantial risk of forfeiture within the meaning of Section 409A. After the start of a Performance Period, the Committee may not increase the compensation payable under an Award that is otherwise due upon attainment of a performance goal.

         10.2          Value of Performance Shares and Performance Units. Each Performance Share and each Performance Unit shall have a value determined by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Share or Performance Unit to the Participant.

          10.3         Performance Goals. Performance goals shall be established by the Committee as the Committee in its sole discretion deems appropriate, and may be based upon any one or more of the following performance criteria, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (i) Company or Affiliate EBITDA (earnings before interest, taxes, depreciation and amortization); (ii) Company or Affiliate earnings or earnings per share; (iii) market prices of Stock; or (iv) division level operating income (operating income less general and administrative expenses and extraordinary expenses). Such performance goals may be (but need not be) different for each performance period. The Committee may set different (or the same) goals for different Participants and for different Awards, and performance goals may include standards for minimum attainment, target attainment, and maximum attainment. In all cases, however, performance goals shall include a minimum performance standard below which no part of the relevant Award will be earned. Each Performance Share shall have a value determined by the Committee at the time of grant.

         10.4         Form and Timing of Payment. Payment shall be made in Stock. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period. Only Performance Shares and Performance Units granted on or prior to October 3, 2004, which have not been materially modified (within the meaning of Section 409A, which includes the deferral of payment of Performance Shares and Performance Units which have previously met the applicable performance criteria) after October 3, 2004, may be paid on a deferred basis. Performance Shares and Performance Units granted after October 3, 2004, may not be paid later than the later of the (a) the date that is 2 ½ months following the end of the Company's first taxable year in which the performance criteria pertaining to the Performance Shares and Performance Units have been satisfied, or (b) the date that is 2 ½ months following the end of the Participant's first taxable year in which the performance criteria pertaining to the Performance Shares and Performance Units have been satisfied.

          10.5         Termination of Employment Due to Death, Disability or Retirement. In the case of death, Disability, or Retirement, the holder of a Performance Share (or his Beneficiary in the event of death) shall receive pro rata payment based on the number of months' service during the Performance Period but based on the achievement of performance goals during the entire Performance Period. Payment shall be made at the time payments are made to Participants who did not terminate service during the Performance Period, subject to Section 10.4 of the Plan.

          10.6         Termination of Employment for Reasons Other than Death, Disability or Retirement. In the event that a Participant terminates employment with the Company for any reason other than death, Disability or Retirement, all Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of the Participant by the Company, the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a pro rata basis as set forth in Section 10.5.

          10.7         Non-Transferability. No Performance Shares or Performance Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, until the termination of the applicable Performance Period. All rights with respect to Performance Shares granted to a Participant under the Plan shall be exercisable only by such Participant during his lifetime.

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Section 11
Beneficiary Designation

          Each Participant under the Plan may name, from time to time, any Beneficiary or Beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his or her estate.

Section 12
Rights of Employees

          12.1         Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

          12.2         Participant. No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

Section 13
Change in Control

          13.1         In General. In the event of a change in control of the Company as defined in Section 13.2 below, all Awards under the Plan shall vest 100%. All Performance Shares and Performance Units shall be paid out based upon the extent to which performance goals during the Performance Period have been met up to the date of the change in control, or at target, whichever is higher. Restrictions on Restricted Stock and Restricted Stock Units shall lapse. Options and SARs shall be immediately exercisable by the holder.

          13.2         Definition. For purposes of the Plan, a "change in control" shall mean any of the following events:

                   (a) the Company receives a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person, group, corporation or other entity is the beneficial owner directly or indirectly of 30% or more of the outstanding Stock;

                   (b) any person (as such term is defined in Section 13(d) of the Exchange Act), group, corporation or other entity other than the Company or a wholly-owned Subsidiary or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company, purchases shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company, (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire Stock);

                   (c) the stockholders of the Company approve (a) any consolidation or merger of the Company in which the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company, is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

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                  (d) there shall have been a change in a majority of the members of the Board of Directors of the Company within a 12 month period unless the election or nomination for election by the Company's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12 month period.

Section 14
Amendment, Modification, and Termination of Plan

         14.1         Amendment, Modification, and Termination of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made (i) which would impair the rights of any Participant with respect to an Award theretofore granted without the Participant's consent, (ii) which would cause Section 409A to apply to the Plan, unless the benefit affected thereby is subject to Section 409A or is intended to be subject to Section 409A or (iii) which, without the approval of the Company's stockholders, would:

          (a) the except as expressly provided in this Plan, increase the total number of shares of Stock reserved for the purpose of the Plan as provided in Section 5 of the Plan;

         (b) change the exercise price of any Option or SAR granted hereunder, other than in connection with a change in the Company's capitalization as described in Section 5.4 of the Plan;

         (c) change the Participants eligible to participate in the Plan;

         (d) extend the maximum option period under Section 7.4 of the Plan;

         (e) extend the duration of the Plan; or

         (f) otherwise amend the Plan in any manner requiring stockholder approval by law or regulation or under the listing requirements of the Nasdaq Stock Market or any other exchange on which the Stock is then listed.

         14.2         Effect on Awards. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 14.1 above, no such amendment shall impair the rights of any holder without the holder's consent.

         14.3         Broad Authority. Subject to the above provisions, the Committee shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 15
Tax Withholding

         15.1         Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. In addition, the Company may reasonably delay the issuance or delivery of shares pursuant to an Award as it determines appropriate to address tax withholding and other administrative matters.

         15.2         Payment of Withholding Obligation. To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by (i) using already owned shares; (ii) through a cashless transaction; or (iii) directing the Company to apply shares of stock to which the Participant is entitled as a result of the exercise of an option or the lapse of a Period of Restriction (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy such requirement.

         15.3         Disposition of Shares. In the event that a Participant shall dispose (whether by sale, exchange, gift, the use of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or any like transfer) of any shares of Stock (to the extent such shares are deemed to be purchased pursuant to an Incentive Stock Option) acquired by such Participant within two years of the date of grant of the

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related Option or within one year after the acquisition of such shares, the Participant will notify the secretary of the Company no later than 15 days from the date of such disposition of the date or dates and the number of shares disposed of by the Participant and the consideration received, if any, and, upon notification from the Company, promptly forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

Section 16
Indemnification

         Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 17
Requirements of Law

         17.1         Compliance with Laws; Listing and Registration of Shares. All Awards granted under the Plan (and all issuances of Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Award or the issue or purchase of Stock thereunder, such Award may not be exercised in whole or in part, or the restrictions on such Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         17.2          Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the shares of Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of an Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Stock issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Stock issued under an Award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

         17.3         Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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Section 18
Funding

         Except in the case of Awards of Restricted Stock, the Plan shall be unfunded. The Company shall not be required to segregate any of its assets to assure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.

Section 19
No Liability of Company

          The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, Beneficiary or any other person as to: (a) the non-issuance or sale of Stock as to which the Company has been unable to obtain, from any regulatory body having jurisdiction over the matter, the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Stock hereunder; (b) any tax consequence to any Participant, Beneficiary or other person due to the receipt, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Stock issued pursuant to any Award.

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